UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

December 4, 2007

(Date of earliest event reported)

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12130 State Highway 3, Building 1

Webster, Texas  77598

(Address of principal executive offices, including zip code)

(713) 558-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2007, Mr. Roscoe Moore resigned as a director of SPACEHAB, Incorporated (the “Company”). Mr. Moore was not an “Independent Director” as determined by the Board of Directors and did not serve on any committee of the Company’s Board of Directors.

At a meeting of the Board of Directors on December 1, 2007, the Board approved a plan of reorganization that included elimination of the position of Executive Vice President and Chief Strategic and Technical Officer held by Roscoe M. Moore, an Executive Officer of the Company, to be effective as of December 21, 2007.

In a letter dated December 4, 2007, to Mr. Barry Williamson, Chairman of the Board of Directors of the Company, Mr. Moore stated his disagreements with the Company’s Board of Directors and with management. The issues reflected in Mr. Moore’s letter of resignation were the subjects of extended discussion and deliberations at meetings of the Board of Directors attended by Mr. Moore and were resolved through a consensus of a majority of directors.

A copy of Mr. Moore’s letter of December 4, 2007 is being filed as Exhibit 99.1 to this Current Report and is incorporated by reference as if fully set forth herein.

A copy of this Current Report on Form 8-K has been provided to Mr. Moore in advance to filing.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.  The following exhibits are filed herewith:

Exhibit Number	Title of Document

99.1	Letter dated December 4, 2007

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

December 4, 2007	By:	/s/ Brian K. Harrington
Brian K. Harrington
Sr. Vice President and Chief Financial Officer